FORM NSAR Q77O Transactions effected pursuant to Rule 10F3 Fidelity California Municipal Trust

Series Number	2
Fund	Fidelity California Municipal Income Fund
Trade Date	3/2/12
Settle Date	3/8/12
Security Name	California State 5% 2/1/23
CUSIP	13063BRW4
Price	$117.575
Transaction Value	$29,393,750.00
Class Size	963,065,000
% of Offering	2.60%
Underwriter Purchased From	J.P. Morgan Securities LLC
Underwriting Members: (1)	J.P. Morgan Securities LLC
Underwriting Members: (2)	Barclays Capital
Underwriting Members: (3)	Wells Fargo Securities
Underwriting Members: (4)	De La Rosa & Co.
Underwriting Members: (5)	Alamo Capital
Underwriting Members: (6)	Backstrom McCarley Berry & Co., LLC
Underwriting Members: (7)	BMO Capital Markets GKST Inc.
Underwriting Members: (8)	Bank of America Merrill Lynch
Underwriting Members: (9)	Cabrera Capital Markets LLC
Underwriting Members: (10)	Citigroup
Underwriting Members: (11)	City National Securities, Inc.
Underwriting Members: (12)	Edward D. Jones & Co., LLP
Underwriting Members: (13)	Fidelity Capital Markets
Underwriting Members: (14)	Goldman, Sachs & Co.
Underwriting Members: (15)	Greencoast Capital Partners LLC
Underwriting Members: (16)	Grigsby & Associates, Inc.
Underwriting Members: (17)	Jasckson Securities
Underwriting Members: (18)	Jefferies & Co.
Underwriting Members: (19)	Loop Capital Markets
Underwriting Members: (20)	Morgan Stanley
Underwriting Members: (21)	Piper Jaffrey & Co.
Underwriting Members: (22)	Prager & Co., LLC
Underwriting Members: (23)	Ramirez & Co., Inc.
Underwriting Members: (24)	Raymond James & Associates, Inc.
Underwriting Members: (25)	RBC Capital Markets
Underwriting Members: (26)	RH Investment Corporation
Underwriting Members: (27)	Siebert Brandford Shank & Co., LLC
Underwriting Members: (28)	SL Hare Capital , Inc.
Underwriting Members: (29)	Southwest Securities, Inc.
Underwriting Members: (30)	Stone & Youngberg
Underwriting Members: (31)	Sutter Securities Inc.
Underwriting Members: (32)	US Bancorp
Underwriting Members: (33)	Wedbush Morgan Securities
Underwriting Members: (34)	William Blair & Company